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EXHIBIT 23.1           CONSENT OF DELOITTE & TOUCHE LLP




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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pulaski Financial Corp. on Form S-8 of our report dated October 31, 2000, appearing in the Annual Report on Form 10-K of Pulaski Financial Corp. for the fiscal year ended September 30, 2001.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
March 14, 2002